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                                                                    EXHIBIT 10.2

                               SECURITY AGREEMENT

      SECURITY AGREEMENT (this "Agreement"), dated as of August 25, 2004, made by each of the signatories party hereto (including any permitted successors and assigns, collectively, the "Grantors" and each a "Grantor"), in favor of Wells Fargo Bank, N.A., as Administrative Agent ("Administrative Agent"), for the ratable benefit of the Lenders (as defined in the Credit Agreement defined below) and Affiliates of the Lenders party to Swap Contracts with one or more of the Grantors (collectively, the "Secured Creditors"). The Administrative Agent, in said capacity, may also be referred to, from time to time, herein as the "Secured Party".

                                   BACKGROUND

      Administrative Agent, Lenders, and United States Lime & Minerals, Inc., a Texas corporation, entered into the Credit Agreement dated as of August 25, 2004, (said Credit Agreement, as it may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, being the "Credit Agreement," and, as noted in Section 1.2 hereof, capitalized terms not defined herein but defined therein being used herein as therein defined). It is the intention of the parties hereto that this Agreement create a first priority security interest in property of the Grantors in favor of the Administrative Agent on behalf of the Secured Creditors securing the payment and performance of the Obligations.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders to make the Loans under the Credit Agreement and to extend other credit accommodations under the Loan Documents, each Grantor hereby agrees with the Secured Party, for the ratable benefit of Secured Creditors, as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Definitions. For purposes of this Agreement:

      "Accession" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an accession (as defined in the UCC), and (whether or not included in that definition), a good that is physically united with another good in such a manner that the identity of the original good is not lost.

      "Account" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an account (as defined in the UCC), and (whether or not included in such definition), a right to payment of a monetary obligation, whether or not earned by performance for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, and for service rendered or to be rendered, and all right, title, and interest in any returned property, together with all rights, titles, securities, and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation, and resales, and all related Liens whether voluntary or involuntary.

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      "Account Debtor" means any Person who is or who may become obligated to each Grantor under, with respect to or on account of an Account.

      "Chattel Paper" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to chattel paper (as defined in the UCC), and (whether or not included in such definition), a Record or Records that evidence both a monetary obligation and a security interest in specific Goods, a security interest in specific Goods and software used in the Goods, or a lease of specific Goods.

      "Collateral" means all (a) Accounts, (b) Accessions, (c) Chattel Paper,
(d) Deposit Accounts, (e) Documents, (f) Equipment, (g) Financial Assets, (h) Fixtures, (i) General Intangibles, (j) Goods, (k) Instruments, (l) Inventory,
(m) Investment Property, (n) Letters of Credit, (o) Letter-of-Credit Rights, (p) Payment Intangibles, (q) Securities, (r) supporting obligations, (s) cash and cash accounts, (t Proceeds, (u) products, (v) Collateral Records, (w) Insurance,
(x) Money, (y) Pledged Equity Interests and (z) Special Collateral.

      "Collateral Records" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary of helpful in the collection thereof or realization thereupon.

      "Commercial Tort Claim" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a commercial tort claim (as defined in the UCC), and (whether or not included in such definition), all claims arising in tort with respect to which the claimant (a) is an organization, or (b) an individual and the claim (i) arose in the course of the claimant's business or profession, and
(ii) does not include damages arising out of personal injury to or the death of an individual.

      "Commodity Account" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a commodity account (as defined in the UCC), and (whether or not included in such definition), an account maintained by a Commodity Intermediary in which a Commodity Contract is carried for a Commodity Customer.

      "Commodity Contract" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a commodity futures contract, an option on a commodity futures contract, a commodity option, or any other contract if the contract or option is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities Laws, or (b) traded on a foreign commodity board of trade, exchange, or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

      "Commodity Customer" means a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.

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      "Commodity Intermediary" means (a) a Person that is registered as a futures commission merchant under the federal commodities Laws or (b) a Person that in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities Laws.

      "Copyright License" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by each such Grantor or which each such Grantor otherwise has the right to license, or granting any right to each such Grantor under any Copyright now or hereafter owned by any third party, and all rights of each such Grantor under any such agreement.

      "Copyrights" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to
(a) all copyright rights in any work subject to the copyright Laws of any Governmental Authority, whether as author, assignee, transferee, or otherwise,
(b) all registrations and applications for registration of any such copyright in any Governmental Authority, including registrations, recordings, supplemental registrations, and pending applications for registration in any jurisdiction, and (c) all rights to use and/or sell any of the foregoing.

      "Deposit Account" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a deposit account (as defined in the UCC), and (whether or not included in such definition), a demand, time, savings, passbook, or similar account maintained at a bank (as defined in the UCC).

      "Document" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a document (as defined in the UCC), and (whether or not included in such definition), a document of title, bill of lading, dock warrant, dock receipt, warehouse receipt, or order for the delivery of Goods.

      "Electronic Chattel Paper" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to electronic chattel paper (as defined in the UCC), and (whether or not included in such definition), chattel paper evidenced by a Record or Records consisting of information stored in electronic medium.

      "Equipment" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to equipment (as defined in the UCC), and (whether or not included in such definition), all Goods other than Inventory or consumer goods, and all improvements, accessions, or appurtenances thereto. The term Equipment shall include Fixtures.

      "Financial Asset" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a financial asset (as defined in the UCC), and (whether or not included in such definition), (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, that is, or is of a type, dealt in or traded on financial markets or that is recognized in any area in which it is issued or dealt in as a medium for investment, or (c) any property that is held

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by a Securities Intermediary for another Person in a Securities Account if the
Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a financial asset under Article 8 of the Uniform Commercial Code. As the context requires, "Financial Asset" means either the interest itself or the means by which a Person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security, or a Security Entitlement.

      "Fixtures" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to fixtures (as defined in the UCC), and (whether or not included in such definition), all Goods that have become so related to particular real property that an interest in them arises under the real property Law of the state in which the real property is situated.

      "General Intangible" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a general intangible (as defined in the UCC (whether or not included in such definition), all personal property, including things in action, other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Instruments, Investment Property, Letter-of-Credit Rights, Letters of Credit, money, and oil, gas or other minerals before extraction. The term "General Intangibles" includes software.

      "Goods" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to goods (as defined in the UCC), and (whether or not included in such definition), all things that are movable when a security interest attaches.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Instrument" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an instrument (as defined in the UCC), and (whether or not included in such definition), a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary endorsement or assignment.

      "Insurance" shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Secured Party is the loss payee thereof).

      "Intellectual Property" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to all intellectual and similar property of every kind and nature, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Trade Secrets, confidential or proprietary technical and business

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information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

      "Inventory" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to inventory (as defined in the UCC), and (whether or not included in such definition), Goods that (a) are leased by a Person as lessor, (b) are held by a Person for sale or lease or to be furnished under a contract of service, (c) are furnished by a Person under a contract of service, or (d) consist of raw materials, work in process, or materials used or consumed in a business, including packaging materials, scrap material, manufacturing supplies and spare parts, and all such Goods that have been returned to or repossessed by or on behalf of such Person.

      "Investment Property" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to investment property (as defined in the UCC), and (whether or not included in such definition), a Security (whether certificated or uncertificated) and Pledged Debt.

      "Letter of Credit" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a letter of credit (as defined in the UCC).

      "Letter-of-Credit Right" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a letter-of-credit right (as defined in the UCC), and (whether or not included in such definition), (a) a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, and (b) the right of a beneficiary to demand payment or performance under a letter of credit.

      "License" means any Patent License, Trademark License, Copyright License, or other similar license or sublicense.

      "Money" shall mean "money" as defined in the UCC.

      "Non-negotiable Certificate of Deposit" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a writing signed by a bank that (a) states on its face that it is a certificate of deposit (as defined in the UCC) or receipt for a book entry, (b) contains an acknowledgment that a sum of money has been received by the bank, with an express or implied agreement that the bank will repay the sum of money, and (c) is not a negotiable Instrument.

      "Patent License" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by each such Grantor or which each such Grantor otherwise has the right to license, is in existence, or granting to each such Grantor any right to

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make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of each such Grantor under any such agreement.

      "Patents" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to
(a) all letters patent of any Governmental Authority, all registrations and recordings thereof, and all applications for letters patent of any Governmental Authority, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

      "Payment Intangible" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to a payment intangible (as defined in the UCC), and (whether or not included in such definition), a General Intangible under which the Account Debtor's principal obligation is a monetary obligation.

      "Pledged Debt" shall mean all indebtedness owed to such Grantor, the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

      "Pledged Equity Interests" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

      "Pledged LLC Interests" shall mean all interests in any limited liability company and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

      "Pledged Partnership Interests" shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

      "Pledged Stock" shall mean all shares of Capital Stock owned by such Grantor and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

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      "Pledged Trust Interests" shall mean all interests in a business trust or other trust and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

      "Proceeds" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to proceeds (as defined in the UCC), and (whether or not included in such definition), (a) whatever is acquired upon the sale, lease, license, exchange, or other disposition of the Collateral, (b) whatever is collected on, or distributed on account of, the Collateral, (c) rights arising out of the Collateral, (d) claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to the Collateral, (e) insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to the Collateral, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

      "Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

      "Security" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations, and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by
Article 8 of the UCC.

      "Securities Account" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

      "Securities Intermediary" means (a) a clearing corporation, or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

      "Special Collateral" means Intellectual Property, Commercial Tort Claims, Commodities Accounts, Letters of Credit Rights, Securities Accounts, Instruments, Goods subject to certificates of title or registration of title, or Tangible Chattel Paper.

      "Tangible Chattel Paper" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to tangible chattel paper (as defined in the UCC), and (whether or not included in such definition), chattel paper

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evidenced by a Record or Records consisting of information that is inscribed on a tangible medium.

      "Trade Secrets" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to trade secrets, all know-how, inventions, processes, methods, information, data, plans, blueprints, specifications, designs, drawings, engineering reports, test reports, materials standards, processing standards and performance standards, and all software directly related thereto, and all Licenses or other agreements to which such Grantor is a party with respect to any of the foregoing.

      "Trademark License" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by such Grantor or which such Grantor otherwise has the right to license, or granting to such Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

      "Trademarks" means all right, title, and interest of each Grantor (in each case whether now or hereafter existing, owned, arising, or acquired) in and to
(a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed with any Governmental Authority in connection therewith, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby, (c) all other assets, rights and interests that uniquely reflect or embody such goodwill, and (d) all rights to use and/or sell any of the foregoing.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Texas.

      1.2 Other Definitional Provisions. Capitalized terms not otherwise defined herein have the meaning specified in the Credit Agreement, and, to the extent of any conflict, terms as defined in the Credit Agreement shall control (provided, that a more expansive or explanatory definition shall not be deemed a conflict).

      1.3 Construction. Unless otherwise expressly provided in this Agreement or the context requires otherwise, (a) the singular shall include the plural, and vice versa, (b) words of a gender include the other gender, (c) monetary references are to Dollars, (d) time references are to Dallas time, (e) references to "Articles," "Sections," "Exhibits," and "Schedules" are to the Articles, Sections, Exhibits, and Schedules of and to this Agreement, (f) headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof, (g) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, that Person as a debtor-in possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for such Person or all or substantially all of its assets, (h) references to any Law include every amendment or restatement to it, rule and regulation adopted under it, and successor or replacement for it, (i) references to a particular Loan Document include each amendment or

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restatement to it made in accordance with the Credit Agreement and such Loan
Document, and (j) the inclusion of Proceeds in the definition of "Collateral" shall not be deemed a consent by Secured Parties to any sale or other disposition of any Collateral not otherwise specifically permitted by the terms of the Credit Agreement or this Agreement. This Agreement is a Loan Document.

                                   ARTICLE II

                           GRANT OF SECURITY INTEREST

      2.1 Assignment and Grant of Security Interest. (a) As security for the payment and performance, as the case may be, in full of the Obligations, each Grantor hereby assigns to, and pledges and grants to Secured Party, for its benefit and the ratable benefit of the Lenders a security interest in the entire right, title, and interest of Grantor in and to all property (except as otherwise set forth herein) of each such Grantor, whether now or hereafter existing, owned, arising or acquired, including but not limited to all Collateral (provided, the amount of equity interests of any Foreign Subsidiary pledged by such Grantor hereunder shall be limited to 65% of the issued and outstanding equity interests of such Foreign Subsidiary); and

      (b) Each Grantor hereby grants to Secured Party for the benefit of the Secured Parties, an irrevocable royalty free right and license to use, upon the occurrence and during continuance of an Event of Default, the Intellectual Property worldwide and to enable Administrative Agent to exercise its rights and remedies with respect to the Collateral as Administrative Agent reasonably deems necessary or appropriate; provided, however, that with respect to Intellectual Property in which such Grantor does not have sole and unfettered ownership, such right and license is granted only to the extent such Grantor is not prohibited by the granting instrument from granting such a right or license.

      2.2 Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable with respect to and under all Collateral, (b) the exercise by Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations with respect to or under any Collateral, and (c) neither Secured Party nor any Secured Creditor shall have any obligation or liability with respect to or under any Collateral by reason of this Agreement, nor shall Secured Party or any Secured Creditor be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

      2.3 Delivery of Security and Instrument Collateral. All certificates or Instruments constituting or evidencing the Collateral shall be delivered to and held by or on behalf of Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by undated and duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Administrative Agent. If an Event of Default exists, Administrative Agent has the right, with notice to any Grantor, to transfer to or to register in the name of Administrative Agent or any of its nominees any or all of such Collateral. In addition, Administrative Agent has the right at any time, with the consent of the Borrower prior to an Event of Default, to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

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      2.4 Agreement With Respect to Collateral. Each Grantor and Administrative
Agent agree that to the extent that any of the Collateral may be deemed to be a Fixture as opposed to Equipment, Inventory, or any other form of Collateral that may be perfected by the filing of a UCC financing statement, it is the intention of Grantors, the Secured Party and the Secured Creditors that such Collateral be deemed to be Equipment, Inventory, or any other form of Collateral that may be perfected by the filing of a UCC financing statement and such Collateral not be deemed to be a Fixture.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties. Each Grantor represents and warrants to the Secured Party and to each of the Secured Creditors with respect to itself and the Collateral owned by it that:

      (a) This Agreement and the grant of the security interest pursuant to this Agreement in the Collateral create a valid first priority security interest (other than such Collateral that would require the execution of a control agreement for such first priority security interest and other than Special Collateral except as perfected under Section 4.1) in favor of the Secured Party for the Secured Creditors in the Collateral (subject to Liens otherwise permitted by the Credit Agreement), securing the payment and performance of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest and such priority have been duly taken (or will be taken upon each Grantor obtaining rights in Collateral after the date hereof).

      (b) All of the Pledged Equity Interests have been duly and validly issued, and the Pledged Stock is fully paid and nonassessable. All of the Pledged Equity Interests consisting of certificated securities have been delivered to the Administrative Agent. Other than Pledged Partnership Interests and Pledged LLC Interests constituting General Intangibles, there are no Pledged Equity Interests other than that represented by certificated securities in the possession of the Administrative Agent. There are no restrictions in any Organization Document governing any Pledged Equity Interest or any other document related thereto which would limit or restrict (i) the grant of a Lien in the Pledged Equity Interests, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity Interests as contemplated by this Agreement. Upon the exercise of remedies in respect of Pledged Partnership Interests and Pledged LLC Interests, a transferee or assignee of a partnership interests or membership interest, as the case may be, of such partnership or limited liability company, as the case may be, shall become a partner or member, as the case may be, of such partnership or limited liability company, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Grantor, such Grantor cases to be a partner or member, as the case may be.

      (c) Schedule 1, Section (a) states the jurisdiction of organization, type of entity, entity identification number issued by the appropriate authority of the jurisdiction of each Grantor's organization, and exact name of each Grantor, as such name appears in its currently effective organizational documents as filed with the appropriate authority of the jurisdiction of each

Grantor's organization. Schedule 1, Section (b) sets forth each other name each Grantor has had in the past ten years, together with the date of the relevant change. Except as set forth in Schedule 1, Section (c), each Grantor has not changed its identity or type of entity in any way within the past ten years. Changes in identity or type of entity include mergers, consolidations, acquisitions (including both equity and asset acquisitions), and any change in the form, nature, or jurisdiction of organization. Schedule 1 contains the information required by this Section as to each acquiree or constituent party to a merger, consolidation, or acquisition. Schedule 1, Section (d) states all other names (including trade, assumed, and similar names) used by each Grantor or any of its divisions or other business units at any time during the past ten years. Schedule 1, Section (e) states the Federal Taxpayer Identification Number of each Grantor.

      (d) The chief executive office of each Grantor is located at the address stated on Schedule 2, Section (a). Schedule 2, Section (b) states all locations where each Grantor maintains any books or records relating to all Accounts (with each location at which Chattel Paper, if any, is kept being indicated by an "*"). All Tangible Chattel Paper, promissory notes, and other Instruments evidencing the Accounts have been delivered and pledged to Administrative Agent duly endorsed and accompanied by such duly executed instruments of transfer or assignment as are necessary for such pledge, to be held as pledged collateral.
Schedule 2, Section (c) states all locations where each Grantor maintains any Equipment or Inventory. Schedule 2, Section (d) states all the places of business of each Grantor or other locations of Collateral not identified in
Schedule 2, Sections 2 (a), (b), or (c). Schedule 2, Section (e) states the names and addresses of all Persons other than each Grantor who have possession of any of the Collateral or other property of each such Grantor.

      (e) All Accounts have been originated by each Grantor and all Inventory has been acquired by each Grantor in the ordinary course of business. All Inventory produced in the United States of America has been produced in compliance with the Fair Labor Standards Act.

      (f) Schedule 3 is a complete and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests, or other equity interest of each Grantor and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 3 is each equity investment of each Grantor that represents 50% or less of the equity of the entity in which such investment was made.

      (g) As of the Closing Date, each Grantor has no material Special Collateral with a fair market value individually or in the aggregate in excess of $500,000.

                                   ARTICLE IV

                                    COVENANTS

      4.1 Further Assurances.

      (a) Each Grantor will, from time to time and at each Grantor's expense, promptly execute and deliver all further instruments and documents (including the delivery of certificated securities and supplements to all schedules), execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as Administrative Agent may request, in order to perfect and preserve the pledge, assignment, and security interest granted or purported to be granted hereby, and take all further action, that may be reasonably necessary or desirable, or that Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment, or security interest granted or purported to be granted hereby, and the priority thereof, or to enable Administrative Agent to exercise and enforce Administrative Agent's and the Secured Creditors' rights and remedies hereunder with respect to any Collateral; provided, however, no Grantor shall be required to take any such actions in respect of any Special Collateral other than the filing of financing statements or continuation statements, except as provided in
Section 4.1(e).

      (b) In addition to such other information as shall be specifically provided for herein, each Grantor shall furnish to Administrative Agent such other information with respect to the Collateral as Administrative Agent may reasonably request.

      (c) Each Grantor authorizes Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the authentication of any Grantor where permitted by Law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Law. Each Grantor ratifies its execution and delivery of, and the filing of, any financing statement describing any of the Collateral which was filed prior to the date of this Agreement.

      (d) Each Grantor will not, and will not permit any Person to, revise, modify, amend, or restate the articles of incorporation of any corporation the stock or other interest in which is Pledged Stock or the partnership, joint venture, or other organizational document of any partnership or joint venture any interests in which are Pledged Partnership Interests or the articles of organization or other organizational document of any limited liability company any interests in which are Pledged LLC Interests in a manner that adversely affects the security interest of the Secured Party therein except as permitted by the Credit Agreement, or terminate, cancel, or dissolve any such Person except as permitted by the Credit Agreement.

      (e) If Grantors or any or some of them shall acquire any Special Collateral with a value greater than $500,000 individually or in the aggregate, such Grantor shall notify Administrative Agent and, at Administrative Agent's request, promptly execute and deliver all further instruments and documents as may be reasonably necessary or desirable, or as Administrative Agent may request, in order to grant, control, perfect and preserve a pledge, assignment, and security interest in such assets and take all further action, that may be reasonably necessary or desirable, or that Administrative Agent may reasonably request, in order to grant, perfect and protect the pledge, assignment, or security interest, and the priority thereof, or to enable Administrative Agent to exercise and enforce Administrative Agent's and the Secured Creditors' rights and remedies hereunder with respect to such Special Collateral so that the value of such Special Collateral not subject to a perfected Lien does not exceed $500,000 at any time during the term hereof.

      (f) To the extent information contained in any Schedules hereto may change and such change would make the information contained in the Schedules materially misleading, Grantors shall, within 30 days of each such change, provide to Administrative Agent such additional written corrective or supplemental information as may be necessary to make such Schedules accurate and complete as of such date.

      4.2 Place of Perfection; Records; Collection of Accounts, Chattel Paper and Instruments.

      (a) No Grantor shall change the jurisdiction of its organization from the jurisdiction specified in Schedule 1, Section (a), its type of entity from the type of entity specified in Schedule 1, Section (a), or its name from the name specified in Schedule 1, Section (a) without providing notice thereof at least 10 days prior to the effective date of such change. Unless prior notice of any change is given to Administrative Agent, each Grantor shall keep its chief executive office at the address specified in Schedule 2, Section (a), and the office where it keeps its material records concerning the Accounts, and the originals of all material Chattel Paper and Instruments, at the address specified in Schedule 2, Section (b). Each Grantor will hold and preserve such records and Chattel Paper and Instruments and will permit representatives of Administrative Agent at any time during normal business hours to inspect and make abstracts from and copies of such records and Chattel Paper and Instruments.

      (b) Except as otherwise provided in this Section 4.2(b), each Grantor shall continue to collect, at its own expense, all amounts due or to become due each Grantor under the Accounts, Chattel Paper, and Instruments. In connection with such collections, each Grantor may take (and, at Administrative Agent's direction, shall take) such action as each such Grantor or Administrative Agent may deem necessary or advisable to enforce collection of the Accounts, Chattel Paper, and Instruments; provided, however, that Administrative Agent shall have the right, if an Event of Default exists and is continuing, without notice to any Grantor, to notify the Account Debtors or obligors under any Accounts, Chattel Paper, and Instruments of the assignment of such Accounts, Chattel Paper, and Instruments to Administrative Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to each Grantor thereunder directly to Administrative Agent and, at the expense of each Grantor, to enforce collection of any such Accounts, Chattel Paper, and Instruments, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as each Grantor might have done or as Administrative Agent deems appropriate. If any Event of Default has occurred and is continuing and upon notice to the Borrower and the applicable Grantor, all amounts and proceeds (including Instruments) received by each Grantor in respect of the Accounts, Chattel Paper, and Instruments shall be received in trust for the benefit of Administrative Agent hereunder, shall be segregated from other funds and property of each Grantor and shall be forthwith paid or delivered over to Administrative Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral, thereafter to be applied as provided in the Credit Agreement. Each Grantor shall not adjust, settle, or compromise the amount or payment of any Account, Chattel Paper, or Instrument, release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon, except in the ordinary course of business.

      4.3 Deposit Accounts. Each Grantor shall provide prior written notice that it intends to establish or maintain any (a) Deposit Account or similar bank account, and, upon written request of Administrative Agent, each Grantor shall execute and deliver to Administrative Agent assignments of such account in such form as Administrative Agent may reasonably request, and cause the bank in which such account will be maintained, to deliver to Administrative Agent acknowledgments of the assignment of such account in form and substance satisfactory to Administrative Agent, and take all actions necessary to establish in Administrative Agent control (as that term is defined in the UCC) with respect to such Deposit Account. Upon reasonable written request by Administrative Agent, each Grantor will take all actions necessary to establish in Administrative Agent control (as that term is defined in the UCC) with respect to each Deposit Account.

      4.4 Equipment, Fixtures, and Inventory.

      (a) Each Grantor shall keep its Equipment, Fixtures, and Inventory (other than Inventory sold in the ordinary course of business) at such places in such jurisdiction where all action required by Section 4.1 shall have been taken with respect to the Equipment, Fixtures, and Inventory.

      (b) Each Grantor shall cause its Equipment and Fixtures to be maintained and preserved in the same condition, repair, and working order as when new, ordinary wear and tear excepted, and shall forthwith, or in the case of any loss or damage to any of the Equipment and Fixtures as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      (c) Each Grantor shall comply in all material respects with, and shall cause its licensees and subcontractors to comply in all material respects with, all requirements of the Fair Labor Standards Act.

      4.5 Rights to Dividends and Distributions. With respect to any certificates, bonds, or other Instruments or Securities constituting a part of the Collateral, Administrative Agent shall have authority if an Event of Default exists and is continuing, either to have the same registered in Administrative Agent's name or in the name of a nominee, and, with or without such registration, to demand of the issuer thereof, and to receive and receipt for, any and all dividends (including any stock or similar dividend or distribution) payable in respect thereof, whether they be ordinary or extraordinary. If any Grantor shall become entitled to receive or shall receive any interest in or certificate (including, without limitation, any interest in or certificate representing a dividend or a distribution in connection with any reclassification, increase, or reduction of capital, or issued in connection with any reorganization), or any option or rights arising from or relating to any of the Collateral, whether as an addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise, each Grantor agrees to accept the same as Administrative Agent's agent and to hold the same in trust on behalf of and for the benefit of Administrative Agent, and to deliver the same immediately to Administrative Agent in the exact form received, with appropriate undated stock or similar powers, duly executed in blank, to be held by Administrative Agent, subject to the terms hereof, as Collateral. Unless an Event of Default exists, each Grantor shall be entitled to receive all cash dividends and distributions paid in respect of any of the Collateral (subject to the restrictions of any other Loan Document). Administrative Agent shall be entitled to all dividends and distributions, and to any sums paid upon or in respect of any Collateral, upon the liquidation, dissolution, or reorganization of the issuer thereof which shall be paid to Administrative Agent to be held by it as additional collateral security for and application to the Obligations at the discretion of Administrative Agent. All dividends paid or distributed in respect of the Collateral which are received by any Grantor in violation of this Agreement shall, until paid or delivered to Administrative Agent, be held by each Grantor in trust as additional Collateral for the Obligations.

      4.6 Right of Administrative Agent to Notify Issuers. If an Event of Default exists and is continuing and at such other times as Administrative Agent is entitled to receive dividends and other property in respect of or consisting of any Collateral which is or represents an equity or ownership interest in any Person ("Securities Collateral"), Administrative Agent may notify issuers of the Securities Collateral to make payments of all dividends and distributions directly to Administrative Agent and Administrative Agent may take control of all proceeds of any Securities Collateral. Until Administrative Agent elects to exercise such rights, if an Event of Default exists, each Grantor, as agent of Administrative Agent, shall collect and segregate all dividends and other amounts paid or distributed with respect to the Securities Collateral.

      4.7 Insurance. Each Grantor shall, at its own expense, maintain insurance in accordance with the terms set forth in Credit Agreement. All such policies of insurance insuring the Equipment and Inventory shall be written for the benefit of Administrative Agent for itself and the Secured Parties and each Grantor, as their interests may appear, and shall provide for at least thirty days' prior written notice of cancellation to Administrative Agent. Upon reasonable request by Administrative Agent, each Grantor shall promptly furnish to Administrative Agent evidence of such insurance in form and content satisfactory to Administrative Agent. If any Grantor fails to perform or observe any applicable covenants as to insurance, Administrative Agent may at its option obtain insurance on only Lenders' interest in the Equipment and Inventory, any premium thereby paid by Administrative Agent to become part of the Obligations, bear interest prior to the existence of an Event of Default, at the then applicable Base Rate, and during the existence of an Event of Default, at the Highest Lawful Rate. If Administrative Agent maintains such substitute insurance, the premium for such insurance shall be due on demand and payable by the applicable Grantor to Administrative Agent. Each Grantor grants and appoints Administrative Agent its attorney-in-fact to, if an Event of Default exists, endorse any check or draft that may be payable to each such Grantor in order to collect any payments in respect of insurance, including any refunds of unearned premiums in connection with any cancellation, adjustment, or termination of any policy of insurance. Any such sums collected by Administrative Agent shall be credited, except to the extent applied to the purchase by Administrative Agent of similar insurance, to any amounts then owing on the Obligations in accordance with the Credit Agreement.

      4.8 Transfers and Other Liens. Each Grantor shall not (a) sell, assign (by operation of Law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as permitted under the Credit Agreement and the other Loan Documents, or (b) create or permit to exist any Lien, option, or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement (and except as provided for in the Credit Agreement and Collateral Documents).

      4.9 Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Administrative Agent Grantor's attorney-in-fact, with full authority in the place and stead of each Grantor and in the name of each Grantor or otherwise to take any action and to execute any instrument which Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation (provided that the actions listed in each clause below may only be taken or exercised if an Event of Default exists):

      (a) to obtain and adjust insurance required to be paid to Administrative Agent pursuant to Section 4.8;

      (b) to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

      (c) to receive, indorse, and collect any drafts or other Instruments, Documents, and Chattel Paper, in connection therewith; and

      (d) to file any claims or take any action or institute any proceedings which Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Collateral or the rights of Administrative Agent with respect to any of the Collateral. EACH GRANTOR HEREBY IRREVOCABLY GRANTS TO ADMINISTRATIVE AGENT EACH SUCH GRANTOR'S PROXY (EXERCISABLE IF AN EVENT OF DEFAULT EXISTS) TO VOTE ANY SECURITIES COLLATERAL AND APPOINTS ADMINISTRATIVE AGENT EACH SUCH GRANTOR'S ATTORNEY-IN-FACT TO PERFORM ALL OBLIGATIONS OF GRANTOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF ADMINISTRATIVE AGENT'S AND EACH OTHER SECURED PARTY'S RIGHTS HEREUNDER. THE PROXY AND EACH POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE OBLIGATIONS.

                                   ARTICLE V

                      RIGHTS AND POWERS OF SECURED PARTIES

      5.1 Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein and the Administrative Agent, in the exercise of its reasonable business judgment, believes that such failure materially and adversely affects the Collateral, its security interest or the priority or perfection thereof, or its rights or remedies hereunder, Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Administrative Agent incurred in connection therewith shall be payable by each such Grantor under Section 5.6.

      5.2 Administrative Agent's Duties. The powers conferred on Administrative Agent hereunder are solely to protect Lenders' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by Lenders hereunder, neither Administrative Agent nor any other Lender shall have any duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not Administrative Agent or any other Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property. Except as provided in this
Section 5.2, neither Administrative Agent nor any other Lender shall have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating Administrative Agent or any other Lender, and neither Administrative Agent nor any other Lender shall be required or obligated, to (a) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (b) notify any Grantor of any decline in the value of any Collateral.

      5.3 Remedies. If an Event of Default exists:

      (a) Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it or any other Lender pursuant to any applicable Law, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect at that time (whether or not the Uniform Commercial Code applies to the affected Collateral), and also may require each Grantor to, and each Grantor will at its expense and upon request of Administrative Agent forthwith, assemble all or part of the Collateral as directed by Administrative Agent and make it available to Administrative Agent at a place to be designated by Administrative Agent which is reasonably convenient to both parties at public or private sale, at any of Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by Law, ten days' notice to each Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

      (b) All cash proceeds received by Administrative Agent upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as set forth in Section 8.03 of the Credit Agreement.

      (c) All payments received by each Grantor under or in connection with any Collateral shall be received in trust for the benefit of Administrative Agent, shall be segregated from other funds of each such Grantor, and shall be forthwith paid over to Administrative Agent in the same form as so received (with any necessary endorsement).

      (d) Because of the Securities Act of 1933, as amended ("Securities Act"), and other Laws, including without limitation state "blue sky" Laws, or contractual restrictions or agreements, there may be legal restrictions or limitations affecting Administrative Agent in any attempts to dispose of the Collateral and the enforcement of rights under this Agreement. For these reasons, Administrative Agent is authorized by each Grantor, but not obligated, if any Event of Default exists, to sell or otherwise dispose of any of the Collateral at private sale, subject to an investment letter, or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or any other Law. Administrative Agent is also hereby authorized by each Grantor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Administrative Agent may deem required or appropriate under the Securities Act or other securities Laws or other Laws or contractual restrictions or agreements in the event of a sale or disposition of any Collateral. Each Grantor understands that Administrative Agent may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral than would otherwise be obtainable if same were registered and/or sold in the open market. No sale so made in good faith by Administrative Agent shall be deemed to be not "commercially reasonable" because so made. Each Grantor agrees that if an Event of Default exists, and Administrative Agent sells the Collateral or any portion thereof at any private sale or sales, Administrative Agent shall have the right to rely upon the advice and opinion of appraisers and other Persons, which appraisers and other Persons are acceptable to Administrative Agent, as to the best price reasonably obtainable upon such a private sale thereof. In the absence of actual fraud, such reliance shall be prima facie evidence that Administrative Agent and the other Secured Parties handled such matter in a commercially reasonable manner under applicable Law.

      (e) If Administrative Agent shall determine to exercise its right to sell any or all of the Collateral, and if in the opinion of counsel for Administrative Agent it is necessary, or if in the reasonable opinion of Administrative Agent it is advisable, to have the Collateral or that portion thereof to be sold, registered under the provisions of the Securities Act, each Grantor will, to the fullest extent it has the capability to do so, cause the issuers of the Collateral contemplated to be sold to execute and deliver, and cause the directors and officers of each thereof to execute and deliver, all at Grantors' expense, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Administrative Agent, advisable to register the Collateral or that portion thereof to be sold, under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as Administrative Agent may deem appropriate to facilitate the sale or other disposition of such Collateral from the date of the first public offering of the Collateral or that portion thereof to be sold, and to make all amendments thereto and/or to the related prospectus which, in the opinion of Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act. Each Grantor shall use its best efforts to cause each issuer of Collateral to comply with the provisions of the securities or "blue sky" Laws of any jurisdiction which Administrative Agent shall designate and to cause each Issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of the Securities Act and applicable "blue sky" Laws.

      (f) After notice to Grantor, Administrative Agent and such Persons as Administrative Agent may reasonably designate shall have the right, at Grantor's own cost and expense, to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition, and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

      5.4 Appointment of Receiver or Trustee. In connection with the exercise of Lenders' rights under this Agreement or any other Loan Document, Administrative Agent may, if an Event of Default exists resulting in the acceleration of the Obligations or following any Loan Party's failure to pay any of the Obligations at maturity, obtain the appointment of a receiver or trustee to assume, upon receipt of all necessary judicial or other Governmental Authority consents or approvals, control of or ownership of any Permits. Such receiver or trustee shall have all rights and powers provided to it by Law or by court order or provided to Administrative Agent under this Agreement or any other Loan Document. Upon the appointment of such trustee or receiver, each Grantor shall cooperate, to the extent necessary or appropriate, in the expeditious preparation, execution, and filing of an application to any Governmental Authority or for consent to the transfer of control or assignment of each Grantor's Permits to the receiver or trustee.

      5.5 Further Approvals Required.

      (a) In connection with the exercise by Administrative Agent of rights under this Agreement that affects the disposition of or use of any Collateral, it may be necessary to obtain the prior consent or approval of Governmental Authorities and other Persons to a transfer or assignment of Collateral. In connection with the exercise by Administrative Agent or any other Secured Party of its rights relating to the disposition of or operation under any Permit, it may be necessary to obtain the prior consent or approval of other Governmental Authority, or other Persons to the exercise of rights with respect to the Collateral. If an Event of Default exists, each Grantor shall execute, deliver, and file, and hereby appoints (to the extent not prohibited by Applicable Law) Administrative Agent as its attorney, to execute, deliver, and file on Grantor's behalf and in Grantor's name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in Administrative Agent's opinion, to obtain such consents or approvals. Each Grantor shall use its best efforts to obtain such consents or approvals if a Default or Event of Default exists. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 5.5(a) and that such failure would not be adequately compensable in damages, and therefore agrees that this Section 5.5(a) may be specifically enforced.

      (b) Each Grantor shall, if an Event of Default exists, execute, deliver, and file, and hereby appoints Administrative Agent as its attorney-in-fact, to, if an Event of Default exists, execute, deliver, and file on Grantor's behalf and in Grantor's name, all applications, certificates, filings, instruments, and other documents (including without limitation any application for an assignment or transfer of control or ownership) that may be reasonably necessary or appropriate, in Administrative Agent's opinion, to obtain such consents, waivers, or approvals. Each Grantor shall use its best efforts to obtain the foregoing consents, waivers, and approvals, including receipt of consents, waivers, and approvals under applicable agreements prior to a Default or Event of Default. Each Grantor acknowledges that there is no adequate remedy at Law for failure by it to comply with the provisions of this Section 5.5(b) and that such failure would not be adequately compensable in damages, and therefore agrees that this
Section 5.5(b) may be specifically enforced.

      5.6 INDEMNITY AND EXPENSES

      (a) EACH GRANTOR SHALL INDEMNIFY (WHICH SHALL BE PAYABLE FROM TIME TO TIME ON DEMAND) SECURED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, AND LIABILITIES (INCLUDING REASONABLE ATTORNEYS' FEES) GROWING OUT OF OR RESULTING FROM THIS AGREEMENT (INCLUDING ENFORCEMENT OF THIS AGREEMENT), EXPRESSLY INCLUDING SUCH CLAIMS, LOSSES, OR LIABILITIES ARISING OUT OF MERE NEGLIGENCE OF ANY SECURED PARTY, EXCEPT CLAIMS, LOSSES, OR LIABILITIES RESULTING FROM ANY SECURED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      (b) EACH GRANTOR WILL UPON DEMAND PAY TO EACH SECURED PARTY THE AMOUNT OF ANY AND ALL REASONABLE EXPENSES, INCLUDING THE REASONABLE FEES AND EXPENSES OF ITS COUNSEL AND OF ANY EXPERTS AND AGENTS, WHICH SUCH SECURED PARTY MAY INCUR IN CONNECTION WITH (I) THE ADMINISTRATION OF THIS AGREEMENT, (II) THE CUSTODY, PRESERVATION, USE OR OPERATION OF, OR THE SALE OF, COLLECTION FROM, OR OTHER REALIZATION UPON, ANY OF THE COLLATERAL, (III) THE EXERCISE OR ENFORCEMENT OF ANY OF THE RIGHTS OF ANY SECURED PARTY HEREUNDER, OR (IV) THE FAILURE BY GRANTOR TO PERFORM OR OBSERVE ANY OF THE PROVISIONS HEREOF.

                                   ARTICLE VI

                                  MISCELLANEOUS

      6.1 Maximum Liability. Anything in this Agreement to the contrary notwithstanding, the obligations of each Grantor (other than Borrower) hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of each Grantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of each Grantor in respect of intercompany indebtedness to other Loan Parties or Affiliates of other Loan Parties to the extent that such indebtedness would be discharged in an amount equal to the amount paid or property conveyed by each Grantor under the Loan Documents) and after giving effect as assets, subject to Section 6.2, to the value (as determined under the applicable provisions of the Fraudulent

Transfer Laws) of any rights to subrogation or contribution of each Grantor pursuant to (a) Applicable Law or (b) any agreement providing for an equitable allocation among each Grantor and other Loan Parties of obligations arising under the Loan Documents.

      6.2 Waiver of Subrogation. Each Grantor shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights or Liens of any Secured Creditor or any other beneficiary against any other Loan Party or any Collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against any other Loan Party on all or any part of the Obligations or any other Loan Party, and each Grantor hereby waives any and all of the foregoing rights and the benefit of, and any right to participate in, and Collateral or other security given to or for the benefit of any Secured Creditor or any other beneficiary to secure payment of the Obligations. This Section 6.2 shall survive the termination of this Agreement, and any satisfaction and discharge of each Grantor by virtue of any payment, court order, or Law.

      6.3 Cumulative Rights. All rights of Administrative Agent and each Secured Creditor under the Loan Documents are cumulative of each other and of every other right which Administrative Agent and each Secured Creditor may otherwise have at Law or in equity or under any other agreement. The exercise of one or more rights shall not prejudice or impair the concurrent or subsequent exercise of other rights.

      6.4 Amendments; Waivers. Any term, covenant, agreement, or condition of this Agreement may be amended, and any right under this Agreement may be waived, if, but only if, such amendment or waiver is in writing and is signed by Administrative Agent and, in the case of an amendment, by each Grantor. Unless otherwise specified in such waiver, a waiver of any right under this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of any Lender under this Agreement or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of any Secured Creditor under this Agreement or Applicable Law.

      6.5 Continuing Security Interest. This Agreement creates a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of (i) the Obligations are fully, indefeasibly, absolutely and unconditionally paid (other than indemnity obligations that survive the termination of this Agreement for which no notice of a claim has been received by Grantor) and (ii) the expiration of the obligation of all Secured Creditors to extend credit to each Grantor, (b) be binding upon each Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, Administrative Agent and its successors, transferees and assigns. At such time as the Obligations are fully, indefeasibly, absolutely and unconditionally paid (other than indemnity obligations that survive the termination of this Agreement for which no notice of a claim has been received by Grantor) and all obligations of all Secured Creditors to extend credit to each Grantor have expired, Administrative Agent will, at Grantor's expense, execute and deliver to each Grantor such documents as each such Grantor shall reasonably request to evidence such payment. Each Grantor agrees that to the extent that Administrative Agent or any Secured Creditor receives any payment or benefit and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or is required to be repaid to a trustee, receiver, or any other Person under any Debtor Relief Law, common law or equitable cause, then to the extent of such payment or benefit, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made and, further, any such repayment by Administrative Agent or any Secured Creditor, to the extent that Administrative Agent or any Secured Creditor did not directly receive a corresponding cash payment, shall be added to and be additional Obligations payable upon demand by Administrative Agent or any Secured Creditor and secured hereby, and, if the lien and security interest hereof shall have been released, such lien and security interest shall be reinstated with the same effect and priority as on the date of execution hereof all as if no release of such lien or security interest had ever occurred.

      6.6 GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

      (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF TEXAS applicable to agreements made and to be performed entirely within such State; PROVIDED THAT THE ADMINISTRATIVE Agent AND EACH SECURED CREDITOR SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) The parties hereto agree that Chapter 346 (other than Section 346.004) of the Texas Finance Code (which regulates certain revolving credit accounts and revolving tri-party accounts) shall not apply to the Loans or the other Obligations.

      (c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY, TEXAS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF TEXAS (DALLAS DIVISION), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GRANTOR, THE ADMINISTRATIVE Agent AND EACH SECURED CREDITOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GRANTOR, THE ADMINISTRATIVE Agent AND EACH SECURED CREDITOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE GRANTOR, THE ADMINISTRATIVE Agent AND EACH SECURED CREDITOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

      (d) Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN

DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      6.7 Administrative Agent's Right to Use Agents. Administrative Agent may exercise its rights under this Agreement through an agent or other designee.

      6.8 No Interference, Compensation or Expense. Administrative Agent may exercise its rights under this Agreement (a) without resistance or interference by any Grantor and (b) without payment of any rent, license fee, or compensation of any kind to any Grantor.

      6.9 Waivers of Rights Inhibiting Enforcement. Each Grantor waives (a) any claim that, as to any part of the Collateral, a public sale, should Administrative Agent elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH ADMINISTRATIVE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT EACH GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF SECURED PARTIES' RIGHTS HEREUNDER and (c) all rights of redemption, appraisement or valuation.

      6.10 Obligations Not Affected. To the fullest extent not prohibited by Applicable Law, the obligations of each Grantor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

      (a) any amendment, addition, or supplement to, or restatement of any Loan Document or any instrument delivered in connection therewith or any assignment or transfer thereof;

      (b) any exercise, non-exercise, or waiver by Administrative Agent or any Secured Creditor of any right, remedy, power, or privilege under or in respect of, or any release of any guaranty, any collateral, or the Collateral or any part thereof provided pursuant to, this Agreement or any Loan Document;

      (c) any waiver, consent, extension, indulgence, or other action or inaction in respect of this Agreement or any Loan Document or any assignment or transfer of any thereof;

      (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like of any Loan Party or any other Person, whether or not each Grantor shall have notice or knowledge of any of the foregoing; or

      (e) any other event which may give a Grantor or any other Loan Party a defense to, or a discharge of, any of its obligations under any Loan Document.

      6.11 Notices and Deliveries.

      (a) Manner of Delivery. All notices, communications, and materials to be given or delivered pursuant to this Agreement shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications, and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Administrative Agent or the Grantors have acted in reliance on such telephonic notice.

      (b) Addresses. All notices, communications, and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

            (i)   if to Grantors at:

                  c/o United States Lime & Minerals, Inc.
                  13800 Montfort Drive, Suite 330
                  Dallas, Texas  75240
                  Telephone: (972) 991-8400
                  Facsimile: (972) 385-1340
                  Attention: M. Michael Owens

            (ii)  if to Administrative Agent, to it at:

                  Wells Fargo Bank, N.A.
                  4975 Preston Park Boulevard, 2nd Floor
                  Plano, Texas 75093
                  Telephone: (972) 599-5320
                  Facsimile: (972) 867-5674
                  Attention: Ralph C. Hamm III

or at such other address, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify in a notice to the other specifically captioned "Notice of Change of Address".

      (c) Effectiveness. Each notice, communication and any material to be given or delivered to Administrative Agent or each Grantor pursuant to this Agreement shall be effective or deemed given or delivered upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail when delivered. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

      (d) Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

      (e) Successors and Assigns. All of the provisions of this Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns (including, as to each Grantor, all Persons who may become bound as a debtor or a new debtor to this Agreement); provided, each Grantor may not assign any of its rights or obligations under this Agreement.

      (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

      6.12 Arbitration.

      (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Agreement, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to this Agreement, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to this Agreement. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

      (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in this Agreement. The arbitration shall be conducted at a location in Dallas, Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any

Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

      (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

      (d) Arbitrator Qualifications and Powers Awards. Arbitrators must be active members of the State Bar of Texas with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Texas, (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

      (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

      (f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceedings within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulations, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provisions most directly related to this Agreement or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of this Agreement or any relationship between the parties.

      6.13 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                 UNITED STATES LIME & MINERALS, INC.

                                 By: _________________________________________
                                     M. Michael Owens
                                     Vice President, Chief Financial Officer
                                     and Secretary

                                 ARKANSAS LIME COMPANY

                                 By: _________________________________________
                                     M. Michael Owens
                                     Vice President, Chief Financial Officer
                                     and Secretary

                                 COLORADO LIME COMPANY

                                 By: _________________________________________
                                     M. Michael Owens
                                     Vice President, Chief Financial Officer
                                     and Secretary

                                 TEXAS LIME COMPANY

                                 By: _________________________________________
                                     M. Michael Owens
                                     Vice President, Chief Financial Officer
                                     and Secretary

                                 U.S. LIME COMPANY - HOUSTON

                                 By: _________________________________________
                                     M. Michael Owens
                                     Vice President, Chief Financial Officer
                                     and Secretary